Exhibit 99.1

BioTime Announces Agreement To Acquire Glycosan BioSystems

Acquisition to accelerate BioTime’s development of tissue engineered therapeutic products and expand research product portfolio

ALAMEDA, Calif.--(BUSINESS WIRE)--February 14, 2011--BioTime, Inc. (NYSE Amex:BTX), a biotechnology company that develops and markets products in the field of stem cells and regenerative medicine, today announced it has signed a definitive agreement to merge Utah-based Glycosan BioSystems, Inc. (Glycosan) with BioTime’s wholly-owned subsidiary, OrthoCyte Corporation. The acquisition is expected to close by March 18, 2011.

Established in 2006, Glycosan has been a leader in developing, manufacturing, and marketing proprietary biocompatible hydrogels that mimic the extracellular matrix (ECM). The ECM is an important and complex mixture of macromolecules that holds cells together in tissues and organs and performs many other important functions. Glycosan’s products have the demonstrated ability to support the growth and directed differentiation of stem cells and are designed as implantable, resorbable matrices for tissue engineering, regenerative medicine, and for research applications involving the laboratory culture of human cells. BioTime expects to utilize the technology in some future stem cell-based therapeutic products and to continue the marketing of the products for research use only.

As a result of the merger, Glycosan stockholders will receive total consideration, in the aggregate, of approximately 332,906 BioTime common shares, and warrants to purchase approximately 206,612 additional BioTime common shares at an exercise price of $10 per share. OrthoCyte will subsequently own all of Glycosan's assets, including manufacturing equipment, inventory, and technology licenses, and will assume Glycosan’s obligations, which at January 31, 2011 totaled approximately $218,000.

“The founding scientists of Glycosan have been pioneers in the field of tissue engineering,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc. “The inventions of Dr. Glenn Prestwich, Presidential Professor of Medicinal Chemistry at the University of Utah combined with BioTime’s stem cell technologies, give BioTime and its subsidiaries a broad manufacturing platform. Our subsidiary OrthoCyte plans to utilize this combination in the development of the therapeutic products OTX-CP03 and OTX-CP07, targeted for use in the treatment of osteoarthritis.”

“By joining forces with BioTime and OrthoCyte, we hope to advance the development of technology and tissue-engineered therapeutic products,” said William P. Tew, Ph.D., President and CEO of Glycosan BioSystems, Inc. “Researchers have already used our hydrogel products in animal models studying osteoarthritis, a disease that affects over 20 million people in the U.S. We look forward to continue contributing to these studies and more as part of the BioTime family of companies.”

Background

Regenerative medicine refers to the development and use of therapies based on human embryonic stem (hES) cell or induced pluripotent stem (iPS) cell technology. The great scientific and public interest in regenerative medicine lies in the potential of hES and iPS cells to become all of the cell types of the human body. Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as diabetes, Parkinson’s disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

Historically speaking, the complexity of cell types obtainable from hES and iPS cells has also been a challenge. Human therapeutic products require a high degree of purity to meet the hurdles of regulatory approval. BioTime’s ACTCellerate™ technology was invented as a means of generating over 140 diverse human cell types from hES or iPS cells in a scalable and highly purified state. These diverse cell lines have applications in basic laboratory research and are being marketed for that purpose. In addition, many of the ACTCellerate cell lines may have important human therapeutic applications. Some of these therapeutic applications will require the reconstitution of cells with ECM to create the architecture of a tissue, a field known as tissue engineering.

OrthoCyte was formed in 2010 to develop cell-based therapies for the treatment of orthopedic diseases and injuries. OrthoCyte has compiled proprietary animal preclinical data on two therapeutic product candidates designated OTX-CP03 and OTX-CP07, which are tissue engineered products, formulated in Glycosan’s hydrogel, and they show initial evidence of safety and efficacy in animal models of joint disease.

Dr. William P. Tew, Ph.D., Glycosan’s co-founder, President and Chief Executive Officer, will become the Vice President of Business Development of OrthoCyte and is expected to become Vice President of Business Development of BioTime following the closing of the merger. Dr. Tew has extensive experience in life sciences, biopharmaceuticals, and university technology licensing. He was on the research and teaching faculty at Johns Hopkins University School of Medicine from 1979-1983, and served as Associate Provost and Assistant Dean of Technology Licensing from 2000-2004. In 1980 he founded Chesapeake Biological Laboratories, where he served as chairman and CEO for almost two decades (1981-1999), developing and manufacturing bulk pharmaceuticals, parenteral drugs, and medical devices in compliance with FDA and cGMP regulations. He also oversaw the design, validation, and operation of sterile filling and packing facilities and implemented reliable ISO quality-management systems.

For more information on OrthoCyte, please visit our website at www.orthocyte.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research.

BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells for cardiovascular and blood cell aging. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com